UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): September 28, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730
1-8474	ENTERGY LOUISIANA, INC. (a Louisiana corporation) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	72-0245590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

(Entergy Gulf States)

On September 28, 2005, Entergy Gulf States issued $200 million Floating Rate Series of its first mortgage bonds to Citicorp North America, Inc. The bonds currently pay interest of 4.59% per annum, mature in October 2006, and are callable at Entergy Gulf States' option with five days notice at 100% of their face amount, plus accrued and unpaid interest.

Item 5.02 Election of Director

(Entergy Corporation)

Effective September 30, 2005, Entergy Corporation's Board of Directors elected a new member, W. J. "Billy" Tauzin.  There is no arrangement or understanding between Mr. Tauzin and any person pursuant to which he was selected as a director.

Item 8.01. Other Events.

(Entergy Corporation, Entergy Gulf States, Entergy Louisiana)

On September 24, 2005, Hurricane Rita hit the coasts of Texas and Louisiana, almost a month after Hurricane Katrina caused widespread power outages and catastrophic damage to portions of Entergy's service territory. The Louisiana and Texas service territories of Entergy Gulf States were hit hardest by Hurricane Rita, the second-most destructive storm to strike Entergy's four-state utility system in the company's history. Hurricane Rita caused significant infrastructure damage to Entergy's transmission system. Its path also affected 14 fossil units owned or operated by Entergy's U.S. Utility business, and five of these units remain offline until storm damage repairs are completed.

Entergy estimates that total restoration costs for the repair or replacement of Entergy's electric facilities damaged by Hurricane Rita are in the range of $400 million to $550 million. These initial restoration estimates are subject to change as more information becomes available. Restoration costs for the U.S. Utility jurisdictions affected by the storm are as follows:

Company	Restoration Costs
(U.S. $ in millions)
Entergy Gulf States	$365 - 500
Entergy Louisiana	30 - 40
Other	5 - 10
Total	$400 - 550

Entergy expects that the temporary power outages associated with Hurricane Rita will cause revenues to be lower in the affected service territories during those outages, but, unlike with Hurricane Katrina, however, Entergy does not anticipate extended restoration for a significant portion of its customer base. Instead, Entergy expects to restore power to approximately 95 percent or more of the customers out at the peak of the storm within three weeks of the storm.

Entergy plans to pursue a broad range of initiatives to recover storm restoration costs. Initiatives include obtaining reimbursement of certain costs covered by insurance, expanding efforts for Entergy's U. S. Utility business already underway to obtain assistance through federal legislation for Hurricane Rita as well as Hurricane Katrina, and pursuing recovery through existing or new rate mechanisms regulated by the Federal Energy Regulatory Commission and local regulatory bodies. Entergy is unable to predict the degree of success it may have in these initiatives, the amount of restoration costs and incremental losses it may recover, or the timing of such recovery.

(Entergy Gulf States and Entergy Louisiana)

As described in Entergy Gulf States' and Entergy Louisiana's 2004 Form 10-K, as updated by their Second Quarter 2005 Form 10-Q, in addition to cash on hand and cash flow from operations Entergy Gulf States and Entergy Louisiana have established financing sources on hand to meet their liquidity needs, which include borrowings from Entergy's money pool. As of September 30, 2005, Entergy Gulf States' money pool borrowings outstanding were $113 million and Entergy Louisiana's money pool borrowings outstanding were $125 million.

Also as described in Entergy Louisiana's Second Quarter 2005 Form 10-Q, Entergy Louisiana also had access to two credit facilities. One of these is a $15 million credit facility. Entergy New Orleans has a $15 million credit facility with the same lender. Either company can borrow up to the full amount on its respective facility, but at no time can the combined amount of outstanding borrowings on the two facilities exceed $15 million. Entergy New Orleans has outstanding borrowings on this credit facility of $15 million at September 30, 2005, so no capacity is available on the Entergy Louisiana facility. The other facility that Entergy Louisiana has access to is an $85 million credit facility. Entergy Arkansas has an $85 million credit facility with the same lender. Either company can borrow up to the full amount on its respective facility, but at no time can the combined amount of outstanding borrowings on the two facilities exceed $85 million. Entergy Louisiana has outstanding borrowings on this credit facility of $40 million at this time, and because Entergy Arkansas has no borrowings outstanding on this credit facility, $45 million is available on Entergy Louisiana's facility at this time.

In this Current Report on Form 8-K and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with this storm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Gulf States, Inc.
Entergy Louisiana, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: October 4, 2005